UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Famous Dave's of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 5, 2009
PROXY STATEMENT
VOTING AND REVOCATION OF PROXY
PROXIES AND VOTING
ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Non-Qualified Deferred Compensation
Director Compensation
Executive Officers of the Company
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY SHAREHOLDER PROPOSALS
SOLICITATION

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2009

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 5, 2009, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2009; and

3.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 9, 2009 will be entitled to vote at the Annual Meeting or any adjournments thereof. The election of each director under proposal one requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. Ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm for fiscal 2009 requires the affirmative vote of the holders of a majority of such shares.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held May 5, 2009.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 28, 2008, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

Diana G. Purcel
Secretary

March 25, 2009

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
May 5, 2009

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 5, 2009 at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2009; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 25, 2009. Each shareholder who grants a proxy in the manner indicated in this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

PROXIES AND VOTING

The Board of Directors has set the close of business on March 9, 2009 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 9,079,068 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. The election of each director under proposal one requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. Ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm for fiscal 2009 requires the affirmative vote of the holders of a majority of such shares.

All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement and for ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm unless a contrary choice is specified. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement and “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2009.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)

The Board of Directors currently consists of the following six (6) directors, each of whom has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of shareholders, or until his or her successor is elected and shall have qualified.

The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Christopher O’Donnell Age 49	Christopher O’Donnell currently serves as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, and as Chief Operating Officer since January 2007. Mr O’Donnell was promoted to the offices of President and Chief Executive Officer in September 2008. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987, Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.	2008

F. Lane Cardwell, Jr. Age 56	F. Lane Cardwell, Jr. has spent over 30 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from June 1996 to June 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the Board of Directors of Brinker International, Inc. Mr. Cardwell is also a director of P. F. Chang’s China Bistro, Inc., a publicly traded company, and serves on its Audit and Compensation Committees. He also serves on the boards of four privately held companies. Mr. Cardwell also served as the Company’s President and Chief Executive Officer, on an interim basis only, from September 2007 until April 2008. Committee: Strategic Planning (Chair); Compensation; Corporate Governance and Nominating.	2003

K. Jeffrey Dahlberg Age 55	K. Jeffrey Dahlberg has served as Chairman of the Company’s Board of Directors since December 2003. Mr. Dahlberg also serves as President of Sugarloaf Ventures, Inc. a business development and investment firm. Mr. Dahlberg, who co-founded Grow Biz International, Inc. in 1990, served as its Chairman from inception until March 2000 and as its Chief Executive Officer from 1999 until March 2000.	2001

Lisa A. Kro Age 43	Lisa A. Kro joined Goldner Hawn Private Equity in 2004 as Chief Financial Officer and became a Managing Director in 2005. Prior to joining Goldner Hawn she was at KPMG LLP, an international public accounting firm from 1987-2004, where she was an audit partner. Ms. Kro also serves on the board of a privately held company. Committees: Audit (Chair); Strategic Planning	2009

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Richard L. Monfort Age 54	From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has served as Vice Chairman of the Colorado Rockies, a professional baseball team. Committees: Audit; Compensation.	1996

Dean A. Riesen Age 52	Appointed as a director in March 2003, Dean A. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also serves as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen is also a member of the Cornell College Board of Trustees. Committees: Compensation (Chair); Corporate Governance and Nominating (Chair); Audit; Strategic Planning.	2003

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this Proxy Statement are based on information currently available to us as of the date to which this Proxy Statement pertains, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, among others, those factors listed in Item 1A of our most recent Annual Report on Form 10-K, and elsewhere in our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. The following discussion should be read in conjunction with “Selected Financial Data” (Item 6 of our Annual Report on Form 10-K) and our financial statements and related footnotes appearing elsewhere in our Annual Report on Form 10-K.

Overview

Famous Dave’s was incorporated as a Minnesota corporation in March 1994 and opened its first restaurant in Minneapolis in June 1995. As of December 28, 2008, there were 170 Famous Dave’s restaurants operating in 36 states, including 47 company-owned restaurants and 123 franchise-operated restaurants.

As of December 28, 2008, we employed approximately 3,100 employees, who we refer to as our “associates,” of which approximately 300 were full-time. During fiscal 2008, we saw significant turnover in our executive ranks. In September 2008, Christopher O’Donnell was promoted to succeed Wilson L. Craft as the Company’s President and Chief Executive Officer, positions held by Mr. Craft since April 2008. In addition, we saw turnover in each of our Vice President positions during fiscal 2008. The following individuals held executive positions within the Company at December 28, 2008 and participated in the Company’s executive compensation plans:

Name	Title

Christopher O’Donnell(1)	President and Chief Executive Officer
Diana G. Purcel(1)	Chief Financial Officer
Jeffrey S. Abramson	Vice President — Procurement and Logistics
James L. Murphy	Vice President — Franchise Operations
Jackie Kane Ottoson	Vice President — Human Resources and Training
Benjamin R. Welshons, Jr.	Vice President — Company Operations

(1)	These individuals were determined to be executive officers of the Company pursuant to Item 402(a)(3) of Regulation S-K (collectively, the “Named Executive Officers”).

In addition to the above named executives, Aric D. Nissen was named Vice President — Marketing and Research & Development in February 2009. Although F. Lane Cardwell, Jr., a member of the Company’s Board of Directors, served as Chief Executive Officer from December 2007 until April 2008, he did so on a temporary basis only and did not participate in the Company’s executive compensation plans. As such, Mr. Cardwell has been excluded from the executive compensation discussion in this Compensation Discussion and Analysis.

General Compensation Philosophy

The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	long-term incentives that are aligned with shareholder interests;

•	a reward system for above-average performance;

•	recognition for individual initiative and achievements; and

•	a means for the Company to attract and retain qualified executives.

To that end, it is the view of the Compensation Committee that the total compensation program for executive officers should consist of the following three elements, all determined by individual and corporate performance:

•	Base salary compensation;

•	Annual incentive compensation (bonus); and

•	Stock incentive awards (Performance Shares and restricted stock units).

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which certain executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

The Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. When deemed appropriate by the Compensation Committee, compensation tally sheets for the Named Executive Officers are prepared and reviewed by the Compensation Committee. These tally sheets affix dollar amounts to all components of the Named Executive Officers’ compensation, including salary, bonus, outstanding equity awards, and performance share grants.

As set forth in its written charter, the Compensation Committee has access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) independent experts in the field of executive compensation. The Compensation Committee has the sole authority to retain and to terminate such independent compensation experts, and to approve the fees and other retention terms. During fiscal 2007, the Compensation Committee retained Towers Perrin as an independent compensation expert to advise the Compensation Committee with respect to development and implementation of the Company’s compensation packages. Due in part to a lack of change in the Company’s compensation policies from the previous year and the continued relevance of Towers Perrin’s previous advice, the Compensation Committee did not retain an outside compensation expert to advise on fiscal 2008 compensation packages, electing instead to consult with Towers Perrin on a limited and informal basis. In addition, the Company relied heavily on executive search firms and the market for executive talent in arriving at salary and bonus determinations for executive new hires in light of executive turnover experienced by the Company during fiscal 2008.

Annual Compensation Plans

The Compensation Committee evaluates the Company’s executive compensation structure for our executives on an annual basis to ensure that we are providing a competitive compensation structure for our executives. Additionally, the Compensation Committee ensures that our programs continue to be consistent with established policies.

It is currently our objective to compensate our executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability in our industry. In replacing several executive positions during fiscal 2008, we have found this objective to be generally consistent with the market for new executive hires. The Compensation Committee continues to evaluate this position in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company from time to time. Our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee. In the past, however, our Chief Executive Officer has provided input to the Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives, as was the case for decisions related to fiscal 2008 and 2009 compensation for our Chief Financial Officer. In light of the executive attrition that we experienced in 2008, however, executive searches were undertaken and hiring decisions were made under the direction of our Chief Executive Officer. The determination of executive compensation for new hires was primarily based on the market for executive talent and, although it remained informed regarding the executive search process, the Compensation Committee had limited involvement in determining new hire compensation.

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Annual Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. In addition, the Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets. This belief is evidenced by the fact that management, despite delivering solid results over the past three years, has not generally achieved targets established by the Board of Directors that would result in 100% payout of annual bonus and/or performance shares. Actual percentage payout of annual bonus and/or performance shares over the last three years is set forth below in this Compensation Discussion and Analysis. The Board of Directors intends to challenge the Company’s management by continuing to set aggressive targets, as they believe the targets are achievable and would provide an appropriate return for the Company’s shareholders.

The annual incentive compensation potential for executives of the Company is structured so that there is alignment between the executives and the Company’s shareholders. Target annual incentive compensation is calculated for each executive as a percentage of his or her annual salary, and the applicable percentage is based on competitive market information for similar positions and experience as previously provided by the Company’s independent compensation consultant. For 2008, target incentive compensation for the Company’s Named Executive Officers as a percentage of their annual base salary ranged from 40% to 75%, with Wilson L. Craft’s target at 75%, and Mr. O’Donnell’s and Ms. Purcel’s targets each at 40%. Upon his promotion to succeed Mr. Craft as President and Chief Executive Officer, Mr. O’Donnell’s target percentage was increased to 100% of his base salary. At the same time the Compensation Committee increased Ms. Purcel’s target percentage to 75% of her base salary. The Compensation Committee utilized external survey data in determining target annual incentive compensation for fiscal 2007 and elected to utilize the same annual incentive compensation targets for fiscal 2008, which the Compensation Committee believed to have continued relevance. The published survey data considered by the Compensation Committee for fiscal 2007 came from five sources: Hay Information Services 2006 Chain Restaurant Compensation Survey, HVS 2006 Chain Restaurant Compensation Survey, the independent consultant’s 2006 Compensation DataBank, Watson Wyatt’s 2006/2007 Industry Report on Top Management Compensation and William M. Mercer’s 2006 Executive Compensation Survey. Annual and long-term incentive data was gathered using a Compensation Databank, focusing on companies with annual sales of less than $1.0 billion, as well as sourcing proxy data for 14 publicly traded peer companies with median annual revenues of approximately $350 million. The 14 publicly traded peer companies that were included in the analysis are listed below:

• Ark Restaurants Corp.	• Champps Entertainment Inc.	• P.F. Changs China Bistro Inc.
• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• RARE Hospitality International Inc.
• BUCA Inc.	• J. Alexander’s Corp.	• Red Robin
• California Pizza Kitchen Inc.	• Main Street Restaurant Group, Inc.	• Texas Roadhouse
• Caribou Coffee Company Inc.	• O’Charley’s Inc.

The actual payouts are based on the Company achieving earnings per share (EPS) targets established by the Company’s Board of Directors, and are calculated using a linear scale representing a payout of between 50% and 200% of the amount of executives’ target annual incentives. If the Company achieves at least 80% of the annual EPS target, each executive will be entitled to receive a percentage of his or her target annual incentive equal to the percentage of the EPS Goal achieved by the Company, up to the 200% maximum payout, as illustrated below:

Payout as Percent of Target		% of EPS Target

200%	Maximum	150%
100%	Target	100%
50%	Minimum	80%

Annual EPS targets are established by the Company’s Board of Directors and are intended to represent goals on which to base additional compensation for meeting those targets. The annual EPS targets take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts are expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to be realized 10% of the time over a ten year period.

Annual EPS target amounts for fiscal 2006, 2007 and 2008, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts are set forth below:

			Actual Payout as
	EPS	% of EPS	Percent
Year	Target	Target Achieved	of Target Payout

2006	$0.51	90.2%	58.3%
2007	$0.63	93.7%	84.6%
2008	$0.72	5.6%	0.00%

The table below, which sets forth potential and actual annual incentive compensation payouts for fiscal 2006, 2007 and 2008, illustrates how annual incentive compensation applies to the Company’s Named Executive Officers (Note: Mr. Craft resigned his position with the Company on September 11, 2008, and was therefore not eligible to receive an annual incentive compensation payout for fiscal 2008). Fiscal 2008 annual salary and annual incentive compensation as a percent of annual salary for Mr. O’Donnell and Ms. Purcel were calculated using a pro rata blend of the salaries and percentages in effect during the year.

			Annual
			Incentive
			Compensation	Potential Annual				Actual
			as a	Incentive Compensation Payout			% of	Payout as	Actual
			Percent of	80% of	100% of	150% of	EPS	Percent of	Incentive
	Fiscal	Annual	Annual	EPS	EPS	EPS	Target	Target	Compensation
Name	Year	Salary	Salary	Target	Target	Target	Achieved	Payout	Payout

Christopher O’Donnell	2008	$244,330	100%	$76,235	$152,470	$304,940	5.6%	0.00%	$0
	2007	$200,000	40%	$40,000	$80,000	$160,000	93.7%	84.6%	$67,680
	2006	$180,600	40%	$36,120	$72,240	$144,480	90.2%	58.3%	$42,116
Diana G. Purcel	2008	$261,780	75%	$60,770	$121,540	$243,080	5.6%	0.00%	$0
	2007	$250,000	40%	$50,000	$100,000	$200,000	93.7%	84.6%	$84,600
	2006	$210,000	40%	$42,000	$84,000	$168,000	90.2%	58.3%	$48,972
Wilson L. Craft	2008	$425,000	75%	$159,375	$318,750	$637,500	5.6%	0.00%	$0
	2007	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—

In addition to the annual incentive compensation granted to executives for fiscal 2006, the Compensation Committee elected to grant a one-time discretionary bonus to executives in light of extraordinary non-cash impairment charges taken by the Company in that year, the absence of which would have resulted in the Company achieving 100% of its 2006 EPS target. The discretionary bonus amounts, when added to the annual incentive compensation amounts, resulted in executives receiving a 100% payout for fiscal 2006. The Compensation Committee viewed this discretionary grant as isolated in nature and deemed it appropriate because the extraordinary non-cash charges resulted from business decisions made prior to the current executive team’s tenure with the Company. The Compensation Committee does not intend to make general grants of discretionary bonuses based on future non-cash impairments or other non-recurring events and made no such grants for fiscal 2007 or 2008.

The applicable percentages of annual salary for the Named Executive Officers for the current fiscal year 2009 are set forth below, along with the potential annual incentive compensation payouts assuming the Company achieves at least 80% of its Annual EPS target:

		Annual
		Incentive	Potential Annual
		Compensation	Incentive Compensation Payout
	Annual	as a Percent of	80% of	100% of	150% of
Name	Salary	Annual Salary	EPS Target	EPS Target	EPS Target

Christopher O’Donnell	$300,000	100%	$150,000	$300,000	$600,000
Diana G. Purcel	$270,000	75%	$101,250	$202,500	$405,000

Stock Incentive Awards — Performance Shares and Restricted Stock Units

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to better align these objectives, the Compensation Committee primarily uses performance shares as a long-term incentive award for executives, including Named Executive Officers. The Compensation Committee believes that the use of performance shares as a long-term incentive award more closely aligns management’s objectives with that of its shareholders than do stock options, because performance shares are earned based on the Company achieving specific cumulative EPS goals over a three year period, rather than awards of stock options that merely vest with the passage of time. In fiscal 2008, however, the Compensation Committee elected to supplement performance share grants with limited grants of restricted stock units that vest in three installments on the third, fourth and fifth anniversary of the grant date. These restricted stock units were granted to Mr. O’Donnell and Ms. Purcel, and the Compensation Committee elected to make these grants primarily for retention purposes in light of the turnover in executive ranks recently experienced by the Company.

As with annual incentive compensation, the Compensation Committee considered information pertaining to comparable organizations based on data provided by an independent compensation expert, including the published survey data and proxy data for the 14 publicly traded peer companies mentioned above, in determining the fiscal 2007 recommended grant of stock incentive awards to the Company’s executives and elected to utilize the same data for fiscal 2008, which the Compensation Committee believed to have continued relevance. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

The Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Performance Share Programs

As of December 28, 2008, we had three performance share programs in progress, each with a three-year performance period: a 2006-2008 program (the “2006 Performance Share Program”), a 2007-2009 program (the “2007 Performance Share Program”), and a 2008-2010 program (the “2008 Performance Share Program”) (each a “Performance Share Program”). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS goals for each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”). The Compensation Committee determines the EPS goal for each fiscal year prior to the beginning of each fiscal year. The actual EPS for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS goals utilized for the determination of performance shares are the same measurement as the EPS targets discussed above in Annual Incentive Compensation.

Under each of the three Performance Share Programs identified above, the Company granted certain employees, including Named Executive Officers, the right to receive Performance Shares subject to the Company achieving at least 80% of its Cumulative EPS Goal for fiscal 2006, fiscal 2007 and fiscal 2008. If the Company achieved at least 80% of the Cumulative EPS Goal, each recipient was entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company. If the Company achieves between 100% and 150% of the Cumulative EPS Goal, each recipient was entitled to receive an additional percentage of the “Target” number of Performance Shares granted equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 125% of the Cumulative EPS Goal, then the recipient will be entitled to receive 150% of his or her “Target” Performance Share amount as shown below). Because the Compensation Committee believes that the EPS Goals it establishes are challenging to achieve, potential upside opportunity for exceeding 100% of the EPS Goal was established to incentivize and reward truly exemplary performance.

LTI	EPS
Payout	Performance

80.0%	80.0%
100.0%	100.0%
125.0%	112.5%
150.0%	125.0%
175.0%	137.5%
200.0%	150.0%

For fiscal 2008, the Compensation Committee has adjusted the Company’s calculation of earnings per share to add back impairment charges (net of budgeted amounts) taken in connection with the acquisition and subsequent disposition of the Company’s Atlanta locations and certain other restaurant closures. Although the adjustment is for fiscal 2008 only, the Compensation Committee intends for it to apply to the 2006, 2007 and 2008 Performance Share Programs, all of which incorporate fiscal 2008 performance in the calculation of the Cumulative EPS Goal. The Compensation Committee viewed this as an isolated adjustment similar in nature to the 2006 discretionary bonus granted in light of extraordinary non-cash impairment charges taken by the Company during that year. As with the 2006 discretionary bonus, the Compensation Committee deemed the adjustment appropriate because the impairment charges resulted from business decisions made prior to the constitution of the current executive team. The Compensation Committee does not intend to regularly adjust the calculation of earnings per share based on future impairments or other non-recurring events.

Based on the actual, cumulative fiscal 2006-2008 results, recipients earned 82.3% of the Performance Shares originally granted under this program. The Company has achieved 79.3% of the cumulative total of the EPS goals through the first two years of the 2007 Performance Share Program and 66.7% for the first year of the 2008 Performance Share Program. Information regarding the Target Performance Share grants for the Named Executive Officers under the 2006, 2007 and 2008 Performance Share Programs, along with the number of shares earned under the 2006 Performance Share Program, is illustrated below:

		Target	% of
		Performance	Cumulative		Performance
	Performance	Shares	EPS Goal		Shares
Name	Share Program	Granted	Achieved		Issued(1)

Christopher O’Donnell	2006 Performance Share Program	6,200	82.3	%(2)	5,100
	2007 Performance Share Program	5,700	79.3	%(3)	—
	2008 Performance Share Program	7,300	66.7	%(4)	—

Diana G. Purcel	2006 Performance Share Program	7,200	82.3	%(2)	5,923
	2007 Performance Share Program	7,100	79.3	%(3)	—
	2008 Performance Share Program	8,700	66.7	%(4)	—

Wilson L. Craft(5)	2008 Performance Share Program	33,100	66.7	%(4)	—

(1)	Represents the gross number of Performance Shares earned by the recipient prior to any forfeiture election for purposes of satisfying tax withholding obligations.

(2)	Represents percentage of Cumulative EPS Goal achieved throughout the entire three year performance period.

(3)	Represents percentage of Cumulative EPS Goal achieved through the first two years of the three year performance period.

(4)	Represents percentage of Cumulative EPS Goal achieved through the first year of the three year performance period.

(5)	Mr. Craft forfeited his award opportunity upon his resignation from the Company prior to the end of the applicable three year performance period.

Restricted Stock Units

In limited circumstances, the Compensation Committee has elected to supplement stock incentive awards in the form of performance shares with grants of restricted stock units. Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units are subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control.” To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation Committee first approved the grant of 100,000 restricted stock units to Mr. Craft upon appointing him as President and Chief Executive Officer in April 2008. Mr. Craft forfeited this entire grant upon his September 2008 resignation from the Company. Due in part to the recent turnover in executives experienced by the Company, the Compensation Committee elected to make grants of 50,000 and 25,000 restricted stock units, respectively, to Mr. O’Donnell and Ms. Purcel on September 11, 2008.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. The amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which selected employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company prior to the beginning of the fiscal year for which the compensation pertains to indicate the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. The Company matched 50.0% of the first 4.0% contributed by participants and paid a declared interest rate of 8.0% on balances outstanding during fiscal 2008. For fiscal 2009, the Company will match 25.0% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on balances. The Board of Directors administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2008, Named Executive Officers contributed $17,581 to the Plan and the Company provided matching funds and interest of $12,722.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least $100,000. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our Chief Financial Officer is expected to own shares of our common stock and vested options equal in value to at least two times her annual salary. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the Named Executive Officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Employment Agreements and Employment Arrangements

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell was appointed as the Company’s President and Chief Executive Officer on September 11, 2008. Prior to that time, Mr. O’Donnell served as Chief Operating Officer of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. O’Donnell had an employment arrangement with the Company pursuant to which, during fiscal 2008, he received an annualized salary of $220,000, was eligible for a bonus of up to 40% of his base salary, and received medical, dental and other customary benefits. Effective upon his September 2008 promotion, Mr. O’Donnell’s annualized base salary was increased to $300,000 and his fiscal 2008 bonus potential was increased to 100% of his base salary. In addition, the Company granted 50,000 restricted stock units to Mr. O’Donnell on the date of his promotion, the terms of which are discussed under “Restricted Stock Units” above. Mr. O’Donnell also has a severance agreement which entitles him to receive severance pay for a period of twelve months (subject to mitigation if he commences employment with another employer) if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2008, she received an annualized salary of $260,000, was eligible for a bonus of up to 40% of her base salary, and received medical, dental and other customary benefits. In September 2008, Ms. Purcel’s fiscal 2008 bonus potential was increased to 75% of her base salary and she was granted 25,000 restricted stock units, the terms of which are discussed under “Restricted Stock Units” above. Effective October 27, 2008, Ms. Purcel’s annualized salary was increased to $270,000. Ms. Purcel also has a severance agreement which entitles her to receive severance pay for a period of twelve months (subject to mitigation if she commences employment with another employer) if her employment is terminated without “cause”, or if her employment terminates for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Wilson L. Craft

On March 21, 2008, the Company entered into an employment agreement with Wilson L. Craft pursuant to which Mr. Craft agreed to serve as the Company’s President and Chief Executive Officer commencing April 21, 2008. Mr. Craft resigned his employment with the Company on September 11, 2008. Under the employment agreement, Mr. Craft was entitled to an annual base salary of $425,000, was eligible for an annual cash bonus of up to 75% of his base salary, and was entitled to participate in the Company’s annual long-term compensation plan(s). In addition to being entitled to the usual and customary benefits that the Company generally provides to its other senior executives under its plans and policies, Mr. Craft was entitled to receive a six month housing allowance and was reimbursed for travel and lodging expenses incurred in connection with his relocation. On the date of the employment agreement, and pursuant thereto, the Company granted to Mr. Craft 100,000 restricted stock units that were scheduled to vest in three equal annual installments on the three, four and five-year anniversaries of the grant date. Mr. Craft forfeited all restricted stock units upon his resignation from the Company. The employment agreement provided that Mr. Craft would continue to receive his base salary and insurance benefits for a period of up to 12 months if he was terminated by the Company other than for “cause,” if Mr. Craft resigned for “good reason,” or if Mr. Craft was terminated for any reason other than “cause” within 12 months following a “change in control,” each as defined in the employment agreement. Mr. Craft would also have continued to receive his base salary and insurance benefits for a period of up to 12 months if he was terminated due to a disability not attributable to his employment or he died while performing the duties of his employment. The agreement also required the Company to use commercially reasonable efforts to cause Mr. Craft to be elected as a member of the Company’s Board of Directors throughout the term of his employment, including nominating him for election as a director at each shareholders meeting at which his term as a director would otherwise expire. The employment agreement prohibits Mr. Craft from competing with the Company, or soliciting employees of the Company, for two years after the September 2008 termination of his employment with the Company.

Employment Arrangement with Interim President and Chief Executive Officer

In accordance with the Company’s corporate succession plans, the Company appointed F. Lane Cardwell, Jr., a member of the Company’s Board of Directors, to serve as Interim President and Chief Executive Officer commencing in December 2007 while the Company undertook a search for a permanent replacement to fill the Chief Executive Officer position. Mr. Cardwell resigned the office upon the hiring of Mr. Craft in April 2008. During his service as Interim President and Chief Executive Officer, Mr. Cardwell was paid $6,000 per week but did not participate in the Company’s executive incentive compensation programs.

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2006, 2007 and 2008 fiscal years awarded to or earned by (i) each individual serving as the Principal Executive Officer and the Principal Financial Officer of the Company during the fiscal year ended December 28, 2008; and (ii) each individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “Named Executive Officers”).

Summary Compensation Table

										Change in
										Pension
										Value and
										Non-Qualified
									Non-Equity	Deferred
					Stock		Option		Incentive Plan	Compensation
Name and		Salary	Bonus		Awards		Awards		Compensation	Earnings	Total
Principal Position	Year	($)	($)		($)(2)		($)(2)		($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)		(e)		(e)		(g)	(h)	(j)

Christopher O’Donnell	2008	$244,330	—		$84,422		$10,544		—	—	$339,296
President and Chief Executive	2007	$200,000	—		$99,344		$46,635		$67,680	—	$413,659
Officer	2006	$180,600	$30,124	(1)	$86,560		$39,974		$42,116	—	$379,374

Diana G. Purcel	2008	$261,780	—		$82,926		$22,080		—	$3,557	$370,343
Chief Financial Officer and	2007	$250,000	—		$111,836		$33,730		$84,600	$795	$480,961
Secretary	2006	$210,000	$35,028	(1)	$90,307		$25,342		$48,972	$319	$409,968

Wilson L. Craft	2008	$186,345	—		—		—		—	$375	$186,720
Former President and	2007	—	—		—		—		—	—	—
Chief Executive Officer	2006	—	—		—		—		—	—	—

F. Lane Cardwell, Jr.	2008	$78,000	—		$52,100	(5)	—		—	—	$130,100
Former Interim President and	2007	$18,000	—		$93,700	(5)	$11,854	(5)	—	—	$123,554
Chief Executive Officer	2006	—	—		—		—		—	—	—

(1)	As described in the Compensation Discussion and Analysis section of this Proxy Statement, amounts shown were paid as discretionary bonuses under the Company’s 2006 Annual Incentive Plan.

(2)	Amounts shown reflect the dollar amount recognized for financial statement reporting in accordance with FAS 123(R), and thus include amounts expensed from awards granted in the year being reported as well as amounts related to prior year grants that were expensed in the year being reported. Assumptions used in the calculation of this amount are included in footnotes 12, 11 and 11 to the Company’s audited financial statements for fiscal 2006, 2007 and 2008, respectively, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007, March 14, 2008 and March 13, 2009, respectively. Mr. Craft’s awards were forfeited upon his resignation.

(3)	Amounts shown were earned under the Company’s 2006 and 2007 Annual Incentive Plans.

(4)	The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the 8.0% interest rate earned during 2006, 2007 and 2008 under that plan and 120% of the long-term applicable federal rate (5.39% in 2006, 5.05% in 2007 and 5.26% in 2008).

(5)	Reflects stock or options grants, as applicable, received by Mr. Cardwell in his capacity as a director of the Company and not in his capacity as Interim President and Chief Executive Officer. See “Director Compensation” below.

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the Named Executive Officers during the fiscal year ended December 28, 2008.

											All Other		All Other
											Stock		Option		Grant
											Awards:		Awards:	Exercise	Date
		Estimated Future Payouts			Estimated Future Payouts						Number of		Number of	or Base	Fair
		Under Non-Equity			Under Equity Incentive Plan						Shares of		Securities	Price of	Value of
		Incentive Plan Awards			Awards						Stock or		Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold		Target		Maximum		Units		Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)(1)		(#)(2)		(#)(3)		(#)		(#)	($/Sh)	Awards(4)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)	(k)	(l)

Christopher O’Donnell	12/31/07	—	—	—	5,840		7,300		14,600		—		—	—	$98,988
	9/11/08	—	—	—	—		—		—		50,000	(5)	—	—	$454,000
Diana G. Purcel	12/31/07	—	—	—	6,960		8,700		17,400		—		—	—	$117,972
	9/11/08	—	—	—	—		—		—		25,000	(5)	—	—	$227,000
Wilson L. Craft	4/21/08	—	—	—	26,480	(6)	33,100	(6)	66,200	(6)	—		—	—	$306,175
	4/21/08	—	—	—	—		—		—		100,000	(5)(6)	—	—	$925,000
F. Lane Cardwell, Jr.	—	—	—	—	—		—		—		—		—	—	—

(1)	Represents the “threshold” number of shares of common stock that the recipient is eligible to receive at the end of the three-year performance period under the 2008-2010 Performance Share Program. If the Company achieves between 80% and 100% of the Cumulative EPS Goal, recipients will be entitled to a percentage of the “target” number of shares equal to the percentage of the Cumulative EPS Goal achieved.

(2)	Represents the “target” number of Performance Shares that the recipient will receive under the 2008-2010 Performance Share Program at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(3)	Represents the “maximum” number of Performance Shares that the recipient is eligible to receive at the end of the three-year performance period under the 2008-2010 Performance Share Program. If the Company achieves between 100% and 150% of the Cumulative EPS Goal for the period, in addition to the “target” number of Performance Shares, the recipient will be entitled to receive a number of additional Performance Shares equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then the recipient will be entitled to receive 140% of his or her “target” Performance Share amount).

(4)	Amounts shown with respect to Performance Shares represent “target” fair values on the grant date. Threshold and maximum values, respectively, are as follows: Mr. O’Donnell: $79,190 and $148,482; Ms. Purcel: $94,342 and $176,891; and Mr. Craft: $244,940 and $459,263. Grant date value calculations for restricted stock units are based on the Company’s closing stock prices of $9.25 on April 21, 2008, and $9.08 on September 11, 2008.

(5)	Reflects a grant of restricted stock units that vest in three equal annual installments on the three, four and five-year anniversaries of the grant date, provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a change of control. To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company.

(6)	Mr. Craft’s awards were forfeited upon his resignation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 28, 2008:

						Stock Awards
										Equity
										Incentive
								Equity		Plan
	Option Awards							Incentive		Awards:
			Equity					Plan		Market
			Incentive					Awards:		or Payout
			Plan					Number of		Value of
			Awards:				Market	Unearned		Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,		Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or		Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other		Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights		Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have		That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(4)	(#)(3)		($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Christopher O’Donnell	16,000	—	—	$3.19	05/23/2010	—	—	—		—
	20,000	—	—	$3.94	02/09/2011	—	—	—		—
	30,000	—	—	$6.60	07/19/2012	—	—	—		—
	20,000	—	—	$6.15	02/18/2014	—	—	—		—
	—	—	—	—	—	—	—	5,700	(1)	$15,675
	—	—	—	—	—	—	—	7,300	(2)	$20,075
	—	—	—	—	—	50,000	$137,500	—		—

Diana G. Purcel	30,000	—	—	$5.05	11/18/2013	—	—	—		—
	20,000	—	—	$6.15	02/18/2014	—	—	—		—
	—	—	—	—	—	—	—	7,100	(1)	$19,525
	—	—	—	—	—	—	—	8,700	(2)	$23,925
	—	—	—	—	—	25,000	$68,750	—		—

Wilson L. Craft	—	—	—	—	—	—	—	—		—

F. Lane Cardwell, Jr.(5)	25,000	—	—	$4.82	12/15/2013	—	—	—		—
	5,000	—	—	$6.72	5/14/2014	—	—	—		—
	5,000	—	—	$10.98	5/13/2015	—	—	—		—

(1)	Awards granted under the Company’s 2007-2009 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2009.

(2)	Awards granted under the Company’s 2008-2010 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2010.

(3)	Represents the “target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(4)	Market value calculations based on the Company’s closing stock price of $2.75 on December 26, 2008.

(5)	Mr. Cardwell’s option and stock awards were received in connection with his service on the Company’s Board of Directors.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including Performance Shares, during the fiscal year ended December 28, 2008 for each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)
(a)	(b)	(c)	(d)	(e)

Christopher O’Donnell	—	—	5,100	$13,821
Diana G. Purcel	—	—	5,923	$16,051
Wilson L. Craft	—	—	—	—
F. Lane Cardwell, Jr.	—	—	—	—

(1)	Shares acquired were earned under the Company’s 2006-2008 Performance Share Program.

(2)	Award values under the Company’s 2006-2008 Performance Share Program were determined based on a vesting date of March 13, 2009, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2008.

Non-Qualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is tax-qualified:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Christopher O’Donnell	—	—	—	—	—
Diana G. Purcel	$10,454	$5,227	$3,557	—	$56,069
Wilson L. Craft	$7,127	$3,563	$375	—	$11,065	(1)
F. Lane Cardwell, Jr.	—	—	—	—	—

(1)	Under the terms of the Company’s Deferred Compensation Plan, Mr. Craft’s balance will be paid to him during the second fiscal quarter of 2009.

Director Compensation

The following table sets forth information concerning the compensation of directors for the fiscal year ended December 28, 2008:

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Non-Qualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Christopher O’Donnell	—	—	—	—	—	—	—
F. Lane Cardwell, Jr.	—	$52,100	—	—	—	—	$52,100
K. Jeffrey Dahlberg	—	$52,100	—	—	—	—	$52,100
Mary L. Jeffries(2)	—	$57,310	—	—	—	—	$57,310
Richard L. Monfort	—	$52,100	—	—	—	—	$52,100
Dean A. Riesen	—	$52,100	—	—	—	—	$52,100

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for fiscal 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009. During 2008, non-employee Board members received shares of common stock for their service on the Board. These shares were fully vested upon grant and were unrestricted, but required reimbursement of the prorated portion or equivalent value thereof in the event that a Board member did not fulfill their term of service. Each director received 5,000 shares on February 20, 2008, except for Mary L. Jeffries who received 5,500 shares in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. Each of the Company’s non-employee directors fulfilled their term of service for fiscal 2008.

(2)	Ms. Jeffries resigned from the Board effective March 2009.

Executive Officers of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies

Christopher O’Donnell President and Chief Executive Officer	49	See “Election of Directors (Proposal One)” — above.

Diana G. Purcel Chief Financial Officer and Secretary	42	Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc. (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2008 and 2007.

	2008	2007

Audit Fees(1)	$238,000	$229,000
Audit-Related Fees(2)	13,000	20,000
Tax Fees(3)	49,000	68,000
All Other Fees(4)	—	—

Total Fees	$300,000	$317,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2008 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2008, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Company’s Board of Directors is currently comprised of six (6) members, each of whom is identified under Proposal One (“Election of Directors”) above. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Section 4200(a) (15) of National Association of Securities Dealers’ listing standards: F. Lane Cardwell, Jr., K. Jeffrey Dahlberg, Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Board of Directors held four formal meetings and two telephonic meetings during fiscal 2008 and took action by written action in lieu of a meeting four times. The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2008, each member of the Board of Directors except for Ms. Kro, who joined the Board of Directors in March, 2009, attended at least 75% of the Board meetings and meetings of committees to which they belong.

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairperson Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee held four formal meetings and two informal quarterly telephonic meetings during fiscal 2008.

The Board of Directors has determined that two members of the Audit Committee, Lisa A. Kro and Dean A. Riesen, qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee of the Board of Directors

The Company has established a three-member Compensation Committee within the Board of Directors that currently consists of Chairperson Dean A. Riesen, F. Lane Cardwell, Jr., and Richard L. Monfort. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee held three meetings during fiscal 2008 and took action by written consent on two occasions.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Dean A. Riesen and F. Lane Cardwell, Jr., each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The Corporate Governance and Nominating Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes the Corporate Governance and Nominating Committee to consider a candidate must follow the procedures set forth in our By-laws. Under our By-laws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual shareholders’ meeting. For our 2010 annual meeting, notices must be received not prior to November 30, 2009 and not later than January 29, 2010. See “Proposals of Shareholders” below. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	The consent of each nominee to being named in the proxy statement as a nominee and to serve as a director of the Company if so elected;

•	All information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board;

•	the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•	A representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the current years annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons named in the notice.

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder; and

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position.

The Corporate Governance and Nominating Committee held two meetings during fiscal 2008.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson F. Lane Cardwell, Lisa A. Kro and Dean A. Riesen. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee did not meet during fiscal 2008.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, Associates, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, directors serving on the Compensation Committee included Dean A. Riesen and Richard L. Monfort. There are no relationships among these individuals, the members of the Board of Directors or executive officers of ours that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
RICHARD L. MONFORT
DEAN A. RIESEN

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 9,079,068 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table, and (iv) all Named Executive Officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

	Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned		of Total

Christopher O’Donnell	107,131	(1)	1.18%
Diana G. Purcel	64,196	(2)	*
Wilson L. Craft	0		*
F. Lane Cardwell, Jr.	53,800	(3)	*
K. Jeffrey Dahlberg	356,600	(4)	3.93%
Lisa A. Kro	0		*
Richard L. Monfort	90,300	(5)	*
Dean A. Riesen	145,000	(6)	1.60%
All Directors and Named Executive Officers as a group (8 people)	817,027	(7)	9.00%
Vicuna Advisors, L.L.C.	1,032,633	(8)	11.37%
107 Wilcox Road, Suite 101 Stonington, CT 06378

*	less than 1%

(1)	Includes 86,000 shares that Mr. O’Donnell has the right to acquire within 60 days.

(2)	Includes 2,000 shares held by Ms. Purcel in a self-directed IRA and 50,000 shares that Ms. Purcel has the right to acquire within 60 days.

(3)	Includes 35,000 shares that Mr. Cardwell has the right to acquire within 60 days.

(4)	Includes 70,000 shares that Mr. Dahlberg has the right to acquire within 60 days.

(5)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(6)	Includes 40,000 shares that Mr. Riesen has the right to acquire within 60 days.

(7)	Includes 291,000 shares that such individuals have the right to acquire within 60 days.

(8)	Based on the most recent Form 4 filed on December 17, 2008 with the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. Although we did not engage in related party transactions during fiscal 2008, if we were to do so, such transactions would need to be approved by our Audit Committee prior to the Company entering into such transaction.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 28, 2008.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals (other than director nominations) for consideration at our 2010 annual shareholders meeting must follow the procedures set forth in our By-Laws and in Rule 14a-8 under the Securities Exchange Act of 1934. Under our By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual shareholders’ meeting, that shareholder is required to deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual shareholders’ meeting. For our 2010 annual meeting, notices must be received not prior to November 30, 2009 and not later than January 29, 2010. In order for a notice of a shareholder proposal to be considered at our 2010 annual shareholders meeting to be timely under Rule 14a-8 and be included in the Proxy Statement for that meeting, the proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 30, 2009.

If a shareholder plans to nominate a person as a director at an annual shareholders’ meeting, our By-laws require that the shareholder place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual shareholders’ meeting. For our 2010 annual meeting, notices must be received not prior to November 30, 2009 and not later than January 29, 2010.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2010 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 13, 2010, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. FAMDV2 FAMOUS DAVE’S OF AMERICA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS May 5, 2009 The shareholder(s) hereby appoint(s) Christopher O’Donnell and Diana G. Purcel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Famous Dave’s of America, Inc. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. Central Time, on May 5, 2009, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site FAMOUS DAVE’S OF AMERICA, INC. and follow the instructions to obtain your records and to create an electronic ATTN: PAUL ZICCARELLI voting instruction form. 12701 WHITEWATER DRIVE, SUITE 200 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS MINNETONKA, MN 55343 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: FAMDV1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FAMOUS DAVE’S OF AMERICA, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE DIRECTORS RECOMMEND A VOTE “FOR” number(s) of the nominee(s) on the line below. ITEMS 1 AND 2. Vote on Directors 0 0 0 1. To elect as Directors of Famous Dave’s of America, Inc., the nominees listed below Nominees: 01) F. Lane Cardwell, Jr. 04) Richard L. Monfort 02) K. Jeffrey Dahlberg 05) Christopher O’Donnell 03) Lisa A. Kro 06) Dean A. Riesen Vote on Proposal For Against Abstain 2. Proposal to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent 0 0 0 auditors of the Company for fiscal 2009. 3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person(s) named in this proxy will vote in their discretion. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date